EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent engineering consultants, Joe C. Neal and Associates, Petroleum Consultants, hereby consent to the use of our reports incorporated herein by reference.

/s/ JOE C. NEAL AND ASSOCIATES,
     PETROLEUM CONSULTANTS

Midland, Texas
March 5, 2010